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                             TRANSFER AGENCY AGREEMENT
                                AMENDMENT NUMBER TWO

            THIS AGREEMENT is made as of the 1st day of December, 1993 by and between DIMENSIONAL INVESTMENT GROUP INC., formerly "DFA U.S. Large Cap Portfolio Inc.", a Maryland corporation (the "Fund"), and PFPC INC., formerly "Provident Financial Processing Corporation" ("PFPC") , a Delaware corporation, which is an indirect wholly-owned subsidiary of PNC Financial Corp.

                               W I T N E S S E T H :

            WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

            WHEREAS, the Fund has retained PFPC to provide certain transfer agency services pursuant to a Transfer Agency Agreement dated as of July 12, 1991 and amended on May 3, 1993 (the "Agreement") which, as of the date hereof, is in full force and effect; and

            WHEREAS, PFPC presently provides such services to the Portfolio of the Fund that was in existence on May 3, 1993; and

            WHEREAS, the Fund has since organized one new Portfolio, designated "The DFA International Value Portfolio" (the "New Portfolio"), and the parties hereto desire that PFPC shall provide the New Portfolio with the same services that PFPC provides to the

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other Portfolio of the Fund pursuant to the Agreement; and

            WHEREAS, Section 1 of the Agreement provides that PFPC shall provide such services to any Portfolio organized by the Fund after the date of the Agreement as agreed to in writing by PFPC and the Fund.

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

            1.   The Fund has delivered to PFPC copies of:
                 (a) Post-Effective Amendment Number 3 of the registration statement of the Fund, as effective with the U. S. Securities and Exchange Commission on December 1, 1993, wherein the New Portfolio is described;

                 (b) The exhibits to such post-effective amendment consisting of Articles Supplementary to the Articles of Incorporation, amended By-Laws and the form of administration agreement, all of which pertain to the New Portfolio;

                 (c) Amendment Number Two dated December 1, 1993 of the Administration and Accounting Services Agreement between the parties dated as of July 12, 1991; and

                 (d) Amendment Number Two dated December 1, 1993 of the Custodian Agreement between PNC Bank, N.A. and the Fund dated as of July 12, 1991.

            2.   The Agreement hereby is amended effective

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December 1, 1993 by:

                 (a) adding the following sentence immediately after the second sentence of Section 1 therein, "As of December 1, 1993, the Fund delivered to PFPC a Prospectus dated December 1, 1993 wherein a new class of Fund shares designated the "The DFA International Value Portfolio" is described and the parties agree that the terms of this Agreement shall apply to the two Portfolios described in such Prospectus.";

                 (b) adding the following words, "and as amended December 1, 1993" after the words, "as amended May 3, 1993" in Section 2(j);

                 (c) deleting the following words, "May 3, 1993" and inserting in lieu thereof, "December 1, 1993" in Section 5(d);

                 (d) deleting the following words, "May 3, 1993", where they appear in Section 7 and inserting in lieu thereof, "December 1, 1993"; and

                 (e) adding a new sentence immediately following the third sentence of Section 19 as follows: "The foregoing provisions of this Section 19 notwithstanding, this Agreement with respect to The DFA International Value Portfolio may be terminated by either party upon not less than 180 days prior written notice to the other party."


            3. The Fee Schedules of PFPC applicable to the New
Portfolio shall be as agreed in writing from time to time.

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            4.   In all other respects the Agreement shall remain unchanged and in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number One to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                     DIMENSIONAL INVESTMENT GROUP INC.



                                     By: /s/ Irene R. Diamant, VP
                                         -----------------------------------




                                     PFPC INC.



                                     By: /s/ Joseph Gramlich
                                         -----------------------------------






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